Exhibit 99.2

Information Relating to Part II, Item 14. — Other Expenses of Issuance and Distribution

The following table sets forth those expenses incurred by Orrstown Financial Services, Inc. (the “Company”) in connection with the issuance and distribution of 1,481,481 shares of the Company’s common stock, without par value per share, pursuant to the Company’s registration statement previously filed with the Securities and Exchange Commission on Form S-3 (File No. 333-164780), other than underwriting discounts and commissions. All the expenses are estimates other than the SEC registration fee.

SEC Registration Fee	$5,704
Printing Expenses	50,000
Accounting Fees and Expenses	60,000
Legal Fees and Expenses	100,000
Blue Sky Fees and Expenses	0
Transfer Agent Fees and Expenses	3,500
Miscellaneous	30,796

Total	$250,000